Exhibit 99.1

         GSI Lumonics Announces Third Quarter 2004 Financial Results

    BILLERICA, Mass. Oct. 28 /PRNewswire-FirstCall/ -- GSI Lumonics Inc., (Nasdaq: GSLI and TSX: GSI), a major supplier of precision motion components, lasers and laser systems, today announced financial results for the third quarter ended October 1, 2004. (All data are expressed in U.S. GAAP and in U.S. dollars.)

    Third Quarter Results
     -- Sales were $90.7 million for the third quarter of 2004, compared to
        $44.9 million for the same period in 2003; a 102% increase.
     -- Net income was $12.1 million in the quarter, or $0.29 per diluted share, compared to $0.6 million, or $0.01 per diluted share, for the same period last year.
     -- Bookings were $67.2 million for the quarter, an increase of 34% over the same period in 2003. (74% of the increase or $12.6 million is attributed to Westwind and MicroE acquisitions). Bookings declined $18.0 million or 21% from prior quarter level of $85.2 million. (exclusive of $8.5 million of MicroE backlog acquired in prior quarter.)
     -- Backlog was $77.7 million at the end of the third quarter, compared to $47.6 million for the same period in 2003. ($24.4 million of the increase is attributable to Westwind and MicroE.)
     -- Gross margin for the quarter was 40.9% of sales, compared to 37.1% for the same period last year.
     -- Operating income for the quarter was 14.7% of sales, compared to 1.5%
        for the same period last year.
     -- Cash flow from operations was $8.2 million for the third quarter, as compared to  $7.8 million for the same quarter in 2003.
     -- Cash, cash equivalents and marketable securities totaled $80.1 million as of October 1, 2004.

    Geographically, sales for the third quarter of 2004 were as follows: approximately 41% in the Americas, 45% in Asia-Pacific, including Japan, and 14% in Europe.
    Operating expenses for the third quarter of 2004 were $23.8 million compared to $15.9 million for the same period last year. This increase is mostly attributed to the Westwind and MicroE acquisitions.
    The expected annualized tax rate for the fiscal year 2004 is expected to be 10.9%. The tax rate for the third quarter of 12.3% reflects an adjustment to year-to-year date tax expense to the expected annualized rate for fiscal year 2004. This rate is significantly below our statutory rate, which is in the 35-40% range, and anticipates utilization of deferred tax assets at U.S. operations that were written down last year.
    "Our third quarter results reflect the favorable impact of our acquisitions and a solid performance in our laser system segment," stated Charles Winston, GSI Lumonics President and Chief Executive Officer. "At the same time, we are seeing a softening in demand as we go forward."

    Business Segment Reporting

    Laser Systems
    Revenues in the Laser Systems segment were $40.9 million in the third quarter of 2004, compared to $20.0 million in the same period last year, reflecting strong shipments for all product lines. Gross margins at 43.8% as compared to 36.2% over the same period last year improved as a result of higher volumes, firmer pricing and cost reductions. These factors combined to generate an $11.9 million operating income for this segment, as compared to $2.7 million in the same period last year.

    Components
    Revenues of $42.1 million represented an increase of $24.1 million over the same period last year. This increase was from the Westwind and MicroE acquisitions. Gross margin was 37.3% compared to 35.5% in the same period last year. Operating income for this segment, that was net of a charge of $0.5 million related to severance expense incurred in the quarter, was $7.2 million versus $3.5 million in the same period last year.

    Lasers
    Revenues of $11.7 million were up $3.2 million over the same period last year. Gross margins were 31.6% as compared to 36.9% for last year. The Lasers segment reported an operating income of $0.7 million versus $0.5 million for the same period last year. The favorable effect of the higher revenue was offset by lower margin percentage and higher operating expenses.

    Financial Condition
    At October 1, 2004, cash, cash equivalents, and marketable investments totaled $80.1 million, compared to $72.1 million at July 2, 2004 and $106.7 million at December 31, 2003. Amortization for MicroE acquisition was $0.8 million reflecting the first full quarter of amortization. The Company continues to operate debt-free. Inventory turns were 3.6 for the quarter compared to 3.4 for the last quarter. Days sales outstanding in receivables remained at 63 at the end of the quarter which is down slightly from the last quarter.

    Following the announcement, GSI Lumonics will host a conference call for investors at 5:00 p.m. Eastern Time. To participate, call 800-591-6942 (within the US and Canada) and 617-614-4909 (for international callers) no earlier than 4:50 p.m. Eastern Time and no later than 4:55 p.m. Eastern Time and identify yourself to the operator with the participant code of 56523792.
A replay of the call will be available one hour after the call ends to midnight, November 12, 2004 by dialing 888-286-8010 (within the US and Canada) or 617-801-6888 (for international callers). The access code is 91395934.
    The conference call also will be broadcast live over the Internet in listen-only mode. For live webcasting, go to: http://phx.corporate-ir.net/phoenix.zhtml?c=75037&p=IROL-eventDetails&EventId=952325 at least 15 minutes prior to the call in order to register, download and install any necessary software. The call will be archived on the above web site until midnight, November 12, 2004.
    GSI Lumonics supplies precision motion control components, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI Lumonics' common shares are listed on Nasdaq (GSLI) and The Toronto Stock Exchange (GSI).
    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
    For more information contact: Investor Relations, 613-224-4868, Ann Dempsey, (ext. 2#)

                              GSI LUMONICS INC.
                   CONSOLIDATED BALANCE SHEETS (Unaudited)
      (U.S. GAAP and in thousands of U.S. dollars, except share amounts)


                                                  October 1,   December 31,
                                                     2004              2003
                                      ASSETS

    Current
     Cash and cash equivalents                       $63,220        $64,035
     Short-term investments                           10,974         39,562
     Accounts receivable, less allowance
      of $3,313 (December 31, 2003 - $4,465)          63,191         53,040
     Income taxes receivable                               -          4,839
     Inventories                                      59,852         43,916
     Deferred tax assets                              13,633          5,507
     Other current assets                              9,520          8,048
       Total current assets                          220,390        218,947

    Property, plant and equipment, net of
     accumulated depreciation of $26,199
     (December 31, 2003 - $22,305)                    49,380         52,982
    Deferred tax assets                               10,969          8,521
    Other assets                                       2,589          2,297
    Long-term investments                              6,636          3,743
    Intangible assets, net of
     amortization of $26,246
     (December 31, 2003 - $21,924)                    52,082         23,985
    Goodwill                                          31,094              -
                                                    $373,140       $310,475


                       LIABILITIES AND STOCKHOLDERS' EQUITY

    Current
     Accounts payable                                $23,586        $18,218
     Income taxes payable                                754              -
     Accrued compensation and benefits                13,056          7,424
     Other accrued expenses                           22,126         18,451
      Total current liabilities                       59,522         44,093

    Deferred compensation                              2,151          2,162
    Deferred tax liability                            13,315          1,879
    Other liability                                       28              -
    Accrued minimum pension liability                  1,578          1,553
      Total liabilities                               76,594         49,687
    Commitments and contingencies

    Stockholders' equity
    Common shares, no par value;
     Authorized shares: unlimited;
     Issued and outstanding: 41,215,471
     (December 31, 2003 - 40,927,499)                307,482        305,512
    Additional paid-in capital                         2,714          2,800
    Accumulated deficit                             (10,564)       (43,440)
    Accumulated other comprehensive loss             (3,086)        (4,084)
      Total stockholders' equity                     296,546        260,788
                                                    $373,140       $310,475



                              GSI LUMONICS INC.
              CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
      (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                             Three Months Ended         Nine Months Ended
                         October 1,  September 26,   October 1, September 26,
                              2003         2004         2004         2003

     Sales                 $90,671      $44,881     $250,061     $130,682

    Cost of goods sold      53,573       28,237      147,705       83,659

    Gross profit            37,098       16,644      102,356       47,023

     Operating expenses:
     Research and
      development            6,562        3,123       17,323        9,955
     Selling, general
      and administrative    15,627       11,195       43,639       36,234
     Amortization of
      purchased intangibles  1,614        1,408        4,324        4,055
     Acquired in-process
      research and development   -            -          430            -
     Restructuring               -          264            -        2,451
     Other                       -            -            -          841
      Total operating
       expenses             23,803       15,990       65,716       53,536

    Income (loss) from
     operations             13,295          654       36,640      (6,513)

     Other income              119            -          104           64
     Interest income           269          293          659        1,601
     Interest expense        (120)            -        (175)        (129)
     Foreign exchange
      transaction gains
      (losses)                 267         (75)        (339)          629
    Income (loss) before
     income taxes           13,830          872       36,889      (4,348)

    Income tax provision     1,707          322        4,013          322
    Net income (loss)      $12,123         $550      $32,876     $(4,670)

    Net income (loss) per
     common share:
     Basic                   $0.29        $0.01        $0.80      $(0.11)
     Diluted                 $0.29        $0.01        $0.78      $(0.11)
    Weighted average common
     shares outstanding
     (000's)                41,209       40,857       41,071       40,817
    Weighted average common
     shares outstanding
     for diluted net income
     (loss) per common
     share (000's)          42,084       41,343       42,159       40,817



                              GSI LUMONICS INC.
              CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
      (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                           Three Months Ended            Nine Months Ended
                        October 1,  September 26,    October 1, September 26,
                            2004           2003         2004         2003

    Cash flows from operating activities:
    Net income (loss)      $12,123         $550      $32,876     $(4,670)
    Adjustments to reconcile
     net income (loss) to net
     cash provided by
     operating activities:
     Loss on disposal of assets  -            -            -          421
     Loss on sale of investments -            -           15            -
     Translation gain on
      liquidation of
      subsidiary             (119)            -        (119)            -
     Acquired in-process research
      and development            -            -          430            -
     Depreciation and
      amortization           3,161        2,536        9,762        7,464
     Unrealized loss on
      derivatives                -          166            -          179
     Stock-based
      compensation           (205)            -         (86)            -
     Deferred income taxes (6,986)            -     (12,676)            -

    Changes in current assets and liabilities:
     Accounts receivable   (3,914)          988      (5,912)      (3,752)
     Inventories           (2,969)        1,923     (13,865)        6,537
     Other current assets    (740)        (336)      (1,461)      (1,029)
     Accounts payable, accruals
      and taxes payable      7,863        1,970       18,343        2,784
     Cash provided by
      operating activities   8,214        7,797       27,307        7,934

    Cash flows from investing activities:
     Acquisitions of businesses  -          601     (54,744)      (8,952)
     Purchase of leased
      buildings                  -            -            -     (18,925)
     Sale of assets              -            -            -          847
     Other additions to
      property, plant and
      equipment              (520)        (910)      (1,386)      (1,814)
     Proceeds from the sale
      and maturities of
      investments           10,119       20,562       73,224      162,890
     Purchases of
      investments          (7,990)     (41,651)     (47,426)    (154,055)
     (Increase) decrease
      in other assets         (27)          209        (180)          358
    Cash provided by
     (used in) investing
     activities              1,582     (21,189)     (30,512)     (19,651)

    Cash flows from financing activities:
     Repayment of other
      long-term liability      (2)            -          (2)            -
     Issue of share capital
      from the exercise of
      stock options and
      employee share
      purchase plan            332          393        1,969          507
     Cash provided by
      financing activities     330          393        1,967          507

     Effect of exchange rates
      on cash and cash
      equivalents             (98)        1,298          423        1,626
     Increase (decrease) in
      cash and cash
      equivalents           10,028     (11,701)        (815)      (9,584)
     Cash and cash
      equivalents,
      beginning of period   53,192       85,750       64,035       83,633
     Cash and cash equivalents,
      end of period        $63,220      $74,049      $63,220      $74,049


                              GSI LUMONICS INC.
                 Consolidated Analysis By Segment (unaudited)
                         (thousands of U.S. dollars)

                                  Three months endedNine months ended
                        October 1, September 26,   October 1, September 26,
    Sales:                    2004         2003         2004         2003
     Components            $42,060      $17,992     $117,270      $52,258
    Laser Group             11,711        8,470       35,335       24,112
    Laser Systems           40,879       19,987      111,246       56,902
    Intersegment sales
     elimination           (3,979)      (1,568)     (13,790)      (2,590)
    Total                  $90,671      $44,881     $250,061     $130,682

    Gross profit %:
    Components               37.3%        35.5%        37.2%        39.8%
    Laser Group               31.6         36.9         30.4         33.8
    Laser Systems             43.8         36.2         44.2         33.0
    Intersegment sales
     elimination               5.3          7.0          8.2         26.5
    Total                    40.9%        37.1%        40.9%        36.0%

    Segment income (loss)
     from operations:
    Components              $7,170       $3,450      $22,375      $11,916
    Laser Group                698          507        1,793          118
    Laser Systems           11,850        2,729       31,196        2,902
    Total by segment        19,718        6,686       55,364       14,936
    Unallocated amounts:
     Corporate expenses      4,810        4,360       13,970       14,102
     Amortization of
      purchased intangibles  1,613        1,408        4,324        4,055
     Acquired in-process
      research and development   -            -          430            -
     Restructuring and other     -          264            -        3,292
    Income (loss) from
     operations            $13,295         $654      $36,640     $(6,513)



                              GSI LUMONICS INC.
         Consolidated Sales Analysis By Geographic Region (unaudited)
                          (millions of U.S. dollars)

                                         Three months ended
                               October 1, 2004         September 26, 2003
                             Sales         % of        Sales         % of
                                          Total                     Total
    North America            $36.6          40%        $19.5          43%
    Latin and South America    0.5            1            -            -
    Europe (EMEA)             12.6           14          8.6           19
    Japan                     19.7           22          7.9           18
    Asia-Pacific, other       21.3           23          8.9           20
    Total                    $90.7         100%        $44.9         100%


                                            Nine months ended
                               October 1, 2004          September 26, 2003
                             Sales         % of        Sales         % of
                                          Total                     Total
    North America           $117.2          47%        $68.3          52%
    Latin and South America    1.1            -          0.7            1
    Europe (EMEA)             38.1           15         19.6           15
    Japan                     44.6           18         25.0           19
    Asia-Pacific, other       49.1           20         17.1           13
    Total                   $250.1         100%       $130.7         100%

SOURCE  GSI Lumonics
    -0-                             10/28/2004
    /CONTACT: Investor Relations, Ann Dempsey of GSI Lumonics,
+1-613-224-4868, ext. 2/
    /Company News On-Call:  http://www.prnewswire.com/comp/107189.html/
    (GSLI GSI.)

CO:  GSI Lumonics
ST:  Massachusetts
IN:  CPR ECP
SU:  CCA ERN